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                                                                     Exhibit 4.2


                       INTERACTIVE SYSTEMS WORLDWIDE INC.
                           2 ANDREWS DRIVE (2ND FLOOR)
                             WEST PATERSON, NJ 07424


                                                              September 6, 2005

Omicron Master Trust
c/o Omicron Capital L.P.
650 5th Ave, 24th Floor
New York, NY 10019
Attn:  Brian Daly

Midsummer Investment, Ltd.
c/o Midsummer Capital, LLC
485 Madison Avenue, 23rd Floor
New York, NY  10022
Attn:  Scott Kaufman

Iroquois Master Fund Ltd.
641 Lexington Ave.
New York, NY  10022
Attn: Richard Abbe

Gentlemen:

         Reference is made to the Certificate of Designation of Preferences, Rights And Limitations of Series C 6% Convertible Preferred Stock of Interactive Systems Worldwide Inc. ("ISW"), as filed with the Secretary of State of the State of Delaware on August 8, 2005 (the "COD"), and the Warrants, dated August 3, 2005 held by each of you (the "Warrants"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the COD or Warrants, as applicable.

         1. By executing the applicable signature line below and returning this letter to ISW you hereby consent to amending each of the COD and the Warrant held by you, all as set forth in Exhibit A hereto.

         2. This amendment by letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.


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                                            Sincerely,

                                            INTERACTIVE SYSTEMS WORLDWIDE INC.



                                            By: /s/ Bernard Albanese
                                                ------------------------
                                            Name:  Bernard Albanese
                                            Title: President

ACKNOWLEDGED AND AGREED BY

OMICRON MASTER TRUST


By: /s/ Bruce Bernstein
    -----------------------
Name:  Bruce Bernstein
Title: Managing Partner

ACKNOWLEDGED AND AGREED BY

MIDSUMMER INVESTMENT LTD.


By: /s/ Scott D. Kaufman
    -----------------------
Name:  Scott D. Kaufman
Title: Managing Director

ACKNOWLEDGED AND AGREED BY

IROQUOIS MASTER FUND LTD.



By: /s/ Richard Abbe
    --------------------
Name:  Richard Abbe
Title: Director


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                                    EXHIBIT A


1.  The COD is hereby amended as follows:

    a. In Section 6(c), the following language is hereby deleted:

              "The provisions of this Section 6(b) [sic] may be waived by any Holder upon, at the election of such Holder, not less than 61 days' prior notice to the Corporation, and the provisions of this
              Section 6(b) [sic] shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver)."

    b. In Section 6(d), the following language is hereby deleted:

              "or such greater number of shares of Common Stock permitted pursuant to the corporate governance rules of the Nasdaq SmallCap Market or such other exchange or market, that is at the time the principal trading exchange or market for the Common Stock,"

2.  Each of the Warrants is hereby amended as follows:

    a. In Section 3(c), the following language is hereby deleted:

              "The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver)."

    b. Section 3.1(c) is hereby renumbered as Section 3.1(c)(i), and the following language is hereby inserted as a new Section 3.1(c)(ii):

              "Unless the Company first obtains Shareholder Approval, the Company may not issue upon exercise of this Warrant, a number of shares of Common Stock, which, when, aggregated with any shares of Common Stock issued prior to such exercise date (A) upon conversion of or as payment of dividends on the Preferred Stock and (B) upon exercise of any of the warrants issued pursuant to the Purchase Agreement, would exceed 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding August 3, 2005, based upon share volume, as confirmed in writing by counsel to the Company (the "Maximum Aggregate Share Amount"). Each Holder of Warrants issued on the date hereof shall be entitled to a portion of the Maximum Aggregate Share Amount equal to the quotient obtained by dividing (x) the number of shares of Common Stock into which this Warrant is exercisable by
              (y) the aggregate number of shares into which all of the Warrants issued on the date hereof are exercisable. Such portions shall be adjusted upward ratably in the event all of the Warrants are no longer outstanding."

         All other terms and conditions of the COD and the Warrants not specifically modified herein remain in full force and effect as contained in the COD or Warrants, as applicable.